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Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-24669, 33-93540, 333-51623, 333-93923 and 333-83781 on Form S-3, and
Registration Statement Nos. 33-88202, 333-78, and 333-79897 on Form S-8 of Summit Properties Inc., of our report dated January 20, 2000, appearing in this Annual Report on Form 10-K of of Summit Properties Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP
Charlotte, North Carolina
March 13, 2000